EXHIBIT 10(d)15

BASE SALARIES OF NAMED EXECUTIVE OFFICERS

GULF POWER COMPANY

The following are the annual base salaries, effective March 1, 2014, of the Chief Executive Officer and Chief Financial Officer of Gulf Power Company and certain other executive officers of Gulf Power Company who served during 2013.

Stan W. Connally, Jr. President and Chief Executive Officer	$398,242
R. Scott Teel Vice President and Chief Financial Officer	$253,504
P. Bernard Jacob Vice President	$267,107
Mike L. Burroughs Vice President	$200,331
Bentina C. Terry Vice President	$272,039